                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE
---------------------
January 27, 1998


       ANDREA ELECTRONICS CORPORATION ANNOUNCES STRONG RESULTS IN 1997
      ---------------------------------------------------------------

1997 HIGHLIGHTS
---------------
- 1997 revenues up 186% vs. 1996 $26.4 million; Q4 revenues rise 107% to $7.8 million vs. 1996;
- 1997 net income of $3.4 million, or $0.39 per share, vs. 1996 net loss of $0.3 million, or $0.05 per share;
- Company extends procurement agreement to sell headsets, handsets & microphones to IBM;
- Company signs procurement agreement to sell headsets, handsets & microphones to Lernout & Hauspie;
- Company supplies PC headsets to Dragon Systems for its Dragon NaturallySpeaking(Trademark) software;
-    Andrea headsets chosen for launch with Microsoft Internet Explorer 4.0;
- Company receives patent allowance for certain ANC microphone and ANR earphone technology;
- Company introduces first ANR & ANC technology PC headset Andrea QuietWare 1000 with ANC;
- Company introduces its first wireless, infra-red headset, Andrea WirelessSolutions;
- Andrea Electronics common stock undergoes two-for-one split, paid out as 100 percent stock dividend;
-    Company launches four new retail products nationally.


                                                       FINANCIAL SUMMARY TABLE

                                                  (in 000's except per share data)

                                      QUARTER ENDED                                TWELVE MONTHS ENDED
                                      -------------                                -------------------
                              12/31/97              12/31/96                   12/31/97           12/31/96
                              --------              --------                   --------           --------
TOTAL REVENUES:                 $7,754                $3,755                    $26,430            $9,244
NET INCOME (LOSS)                  562                   859                      3,414              (322)
NET INCOME (LOSS) PER N
COMMON SHARE:
     (Basic)                      0.07                  0.12                       0.42             (0.05)
     (Diluted)                    0.06                  0.12                       0.39             (0.05)
COMMON SHARES USED IN
COMPUTING PER SHARE DATA:
     (Basic)                 8,148,153             7,129,534                  8,148,153          7,129,534
     (Diluted)               8,862,263             7,129,534                  8,862,263          7,129,534




LONG ISLAND CITY, NEW YORK, JANUARY 27, 1998 -- Andrea Electronics corporation (AMEX: AND) announced today that revenues for the twelve months ended December 31, 1997, increased 186% to approximately $26.4 million compared to approximately $9.2 million in the same period 1996. Net income for the year ended December 31, 1997 was approximately $3.4 million, or $0.39 per share on a diluted basis, versus a net loss of $0.3 million, or ($0.05) per share, for the year ended December 31, 1996.

     For the fourth quarter ended December 31, 1997, revenues increased 107% to approximately $7.8 million, up from $3.8 million in the same period 1996. Net income for the fourth quarter 1997 fell 35% to approximately $0.6 million, or $0.06 per share, compared with net income of approximately $0.9 million, or $0.12 per share in the same period 1996.

     The weighted average number of common equivalent shares outstanding used to calculate diluted earnings per share, reflects the addition during 1997 of approximately 800,000 shares pursuant to the Company's application of the treasury stock method as required for the calculation of diluted earnings per share by Statement of Financial Accounting Standards #128. In addition, all share and per share data included in this release have been restated to reflect a two-for-one split of Andrea Electronics common stock, which was authorized by the Company's Board of Directors on September 2, 1997 and was paid out as a 100 percent stock dividend on September 17, 1997 to shareholders of record as of September 10, 1997.

     John N. Andrea, Co-president of Andrea Electronics Corporation, said, "The successful execution of our long-term business strategy is very evident in our 1997 results. The Company introduced new products and technologies to meet market requirements, and established and strengthened strategic partnerships with industry leaders. We signed key licensing and procurement agreements to further our OEM/software publisher relationships and devoted considerable attention to expanding our channels of distribution, including building the direct-to-consumer retail market.

     "We have positioned Andrea Electronics to take advantage of future growth opportunities in rapidly growing markets by entering into strategic relationships, providing excellent products and technologies, continually investing in research and development, and supporting our long-term business and financial model with an exceptional balance sheet."

     In commenting on the Company's positive results, Patrick D. Pilch, Executive Vice President and Chief Financial Officer, said, "By all accounts, 1997 was a year of very strong growth for Andrea Electronics. The Company's revenues, driven by strong sales of Andrea Anti-Noise/TM/ products under several agreements with leading original equipment manufacturers (OEMs) and software publishers, close to tripled in 1997 versus the previous year. In addition, the Company was able to achieve this growth through efficient asset management, self-funding our business with no draw down on our $12 million revolving credit facility."

     Andrea Electronics has fostered its growth within the computer audio market based on a three-pronged strategy, which it implemented in 1997, involving: 1) the identification of emerging market needs and development of high-quality, cost-effective patented technologies to meet those needs; 2) leverage of the price/performance strength of its technologies and products to establish solid relationships with industry leaders; and 3) the expansion of industry relationships to establish, and deepen channels of distribution, and broaden brand recognition.


ANDREA   ELECTRONICS  IDENTIFIED   EMERGING   MARKET   NEEDS  AND   DEVELOPED
TECHNOLOGIES TO MEET THEM

     Andrea Electronics' strong performance in 1997 was propelled by the growing acceptance of speech-driven computer applications, which have gained widespread attention and support from industry leaders who believe they will be the platforms for the next-generation computer-human interface -- the voice.

     In the third quarter of 1997, Andrea Electronics received a notice of allowance for several unique embodiments of the Company's proprietary ANR carphone technology and ANC, which the Company has incorporated into Andrea QuietWare/TM/ 1000 with ANC headsets to produce the highest quality sound by canceling background noise with ANC microphone and reducing ambient noise with ANR earphone technology. The headsets range from light-weight form factors for use with PCs to heavy-duty headsets for military and industrial use. Most recently, the Company introduced Andrea WirelessSolutions, which uses infra-red microphone technology.

     In the third quarter of 1997, Andrea Electronics introduced six new retail packages that include various software bundled with application-specific Andrea Anti-Noise products. These include: ANDREA VOICESOLUTIONS/TM/ for speech recognition; ANDREA NETSET/TM/ for Internet telephony; and ANDREA GAMEWARE/TM/ for Internet gaming.

ANDREA  ELECTRONICS   LEVERAGED  PRICE/PERFORMANCE   STRENGTH  TO   ESTABLISH
RELATIONSHIPS WITH INDUSTRY LEADERS

     By promoting Andrea Anti-Noise products as price/performance leaders in the PC communications industry, in 1997 the Company succeeded in signing key marketing, licensing and procurement agreements with leading voice-related computer software companies, including:

- IBM CORPORATION - In August 1997, Andrea Electronics announced that it had expanded on its previous arrangement with IBM by signing a procurement agreement to supply several models of Andrea Anti-Noise(Registered Trademark) PC headsets, handsets and microphones to IBM for packaging with a full line of IBM's speech recognition software, including VoiceType/TM/ Simply Speaking and VoiceType Simply Speaking Gold, as well as the new IBM ViaVoice/TM/ and ViaVoice Gold continuous speech recognition programs.

- MICROSOFT CORPORATION -- In April 1997, Andrea Electronics announced that it had signed a licensing agreement with Microsoft allowing the Company to sell Microsoft's NetMeeting/TM/ software with Andrea Anti-Noise headsets, which have been endorsed and recommended by Microsoft's NetMeeting Group. Andrea Active Noise Cancellation technology's ability to enhance the performance of Microsoft's premiere videoconferencing software. NetMeeting
2.0 was a key factor in Microsoft's recommendation in August 1997 of Andrea ANC headsets for use with Internet Explorer 4.0(Registered Trademark) (which includes NetMeeting 2.0). As well, Microsoft Windows Hardware Qualification Lab has certified Andrea ANC products for use with Windows 95(Registered Trademark) and Windows NT(Registered Trademark), which incorporates NetMeeting 2.0.

- LERNOUT & HAUSPIE ("L&H")-- In December 1997, Andrea Electronics announced that it has signed a joint licensing and marketing agreement with L&H covering two key elements: first, for L&H to bundle various Andrea Anti-Noise products with its continuous speech recognition software products, such as Voice Xpress/TM/ and VoiceCommands/TM/, and second, for L&H to resell various Andrea Anti-Noise products through its direct sales group to OEM, corporate and retail customers for use with L&H speech recognition dictation, voice verification and telecommunications software programs. The agreement complements Andrea Electronics' existing agreement with L&H, under which Andrea Electronics bundles various L&H/Kurzweil Applied Intelligence (a subsidiary of L&H) speech recognition products with its Andrea Anti-Noise products.

- DRAGON SYSTEMS -- In July 1997, Andrea Electronics announced that it had signed an agreement with Dragon to supply the Company's Noise Cancellation PC headsets to Dragon Systems for use with Dragon NaturallySpeaking/TM/, the first-ever general purpose large vocabulary continuous speech program.

Andrea Electronics Enters Internet Online Gaming Market

     The voice-related computer applications that Andrea Electronics' technologies enhance are extremely broad, and they are rapidly evolving as speech recognition and network communications technology advances, bolstered by the consumer acceptance of speech-to-text dictation and Internet telephony in recent years. Andrea Electronics continues to identify markets of exceptional growth and align itself with developmental pioneers in those markets. For example, the Company has begun to establish a solid base from which grow within the emerging online gaming industry, establishing marketing and promotional relationships with online gaming software developers Mpath and Imagic, developer of the number one online action game, WarBirds.

     On January 26, 1998, the Company announced that it had signed an agreement allowing Multitude Inc. to bundle both Andrea Electronics' NC-65 GameWare headset and Andrea AudioCOMMANDER(Registered Trademark) software with its online game, FireTeam(Registered Trademark). Multitude's unique, team-oriented game is made possible by technology developments centering on patent-pending voice technology that enables real-time, hands-free communication among team members. Andrea Electronics' noise canceling headsets provide clarity to enhance the gaming experience in a form factor specifically designed for gamers' comfort and ease of use.

Andrea Electronics Expanded on Relationships to Establish and Deepen Channels of Distribution

     While expanding its industry relationships, Andrea Electronics is also turning its attentions increasingly towards establishing and broadening channels of distribution towards the ultimate goal of becoming the recognized audio technology standard worldwide. The Company made significant progress in 1997 by using several strategies to penetrate applicable markets, including targeting OEMs and software publishers to form strategic partnerships, entering into co-licensing and marketing contracts and participating in joint promotional efforts. In addition, in the latter part of 1997 Andrea Electronics entered the retail market, pursuing direct to-consumer sales at leading office supply and computer superstores, including CompUSA and Staples, Inc. (Nasdaq:SPLS).

     In September 1997, Andrea Electronics announced that CompUSA would begin offering the Company's five retail products -- including Andrea NC-50 NetSet, Andrea NC-65 GameWare and Andrea ANC-100, ANC-200 and ANC-550 VoiceSolutions --nationwide in CompUSA's 153 stores. While sell-through of initial shipments in CompUSA stores were strong, the timing of anticipated subsequent orders, which Andrea Electronics expected to book during the fourth quarter of 1997, due to the disparate characteristics of the direct retail industry are expected to be realized during the first half of 1998. Primarily for this reason, revenues and earnings were below expectations in the fourth quarter of 1997.

     Andrea Electronics, however, announced on January 26 that the Company is shipping two retail PC headset products to Staples, Inc. to launch Andrea Electronics' presence in Staples 600 stores nationwide. Sales of Andrea Electronics' retail products are scheduled to begin in early February 1998, and coinciding advertisements will commence immediately thereafter. With average annual sales of approximately $4.8 billion, Staples currently ranks as the second largest office supply retail superstore in the United States.

     Recently, Andrea Electronics retained Top Sales, a selling organization in 16 states and Puerto Rico, to provide retail sales and relationship management services through experienced sales representatives that bring added value to Andrea Electronics' retail business strategy with their long-term customer relationships throughout all major distribution segments.

     "We are pleased to be working with Top Sales and are confident that the extensive experience, knowledge, visibility and relationships Top Sales has garnered in its 35+ years in the retail sales business will give us a considerable edge in expanding our retail penetration smoothly and successfully," said Mr. Andrea.

     Andrea Electronics Corporation is a developer and manufacturer of audio communications equipment for military electronics, personal computers, telecommunications and commercial markets. Andrea Electronics Corporation is based in Long Island City, New York.

                         (financial tables attached)

                                     ###

To receive Andrea Electronics' latest news release and other corporate documents via FAX--no cost--please dial 1-800-PRO-INFO. Use Company's ticker:
AND.


This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties or other factors which may cause actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to, those discussed under the heading "Certain Factors That May Affect Future Results" included in the Management's Discussion and Analysis of Financial Condition and results of operations in the Company's Annual Report on Form 10-K and in the Company's 1996 Annual Report to stockholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.

               ANDREA ELECTRONICS CORPORATION AND SUBSIDIARIES
                    CONSOLIDATED STATEMENTS OF OPERATIONS

                                                        For the Years Ended December 31,
                                                        --------------------------------
                                              1997                       1996                      1995
                                         -------------             --------------           --------------

SALES                                      $26,429,804                 $9,244,109               $5,440,792

COST OF SALES                               16,077,801                  5,913,091                3,190,226
                                         -------------             --------------           --------------
     Gross Profit                           10,352,003                  3,331,018                2,250,566

RESEARCH AND DEVELOPMENT EXPENSES            1,106,880                    988,483                  976,344

GENERAL, ADMINISTRATIVE AND
   SELLING EXPENSES                          5,753,130                  3,872,919                2,925,460
                                         -------------             --------------           --------------
     Income (loss) from operations           3,491,993                 (1,530,384)              (1,651,238)
                                         -------------             --------------           --------------

OTHER INCOME (EXPENSE)

     Interest income                            64,873                     57,599                   159,464
     Interest expense                         (228,029)                  (293,290)                  (10,746)
     Rent and miscellaneous income             240,020                    221,858                   226,605
                                         -------------             --------------           ---------------
                                                76,864                    (13,833)                  375,323
                                         -------------             --------------           ---------------
INCOME (LOSS) BEFORE INCOME
   TAX PROVISION BENEFIT                     3,568,857                 (1,544,217)               (1,275,915)

INCOME TAX PROVISION (BENEFIT)                 154,461                 (1,222,000)
                                         -------------             --------------           ---------------
NET INCOME (LOSS)                           $3,414,396                  $(322,217)              $(1,275,915)
                                         =============             ==============           ===============

PER SHARE INFORMATION

NET INCOME (LOSS) PER SHARE:
     BASIC                                  $     0.42                 $    (O.05)              $     (0.21)
                                         =============             ==============           ===============
     DILUTED                                $     0.39                 $    (O.05)              $     (0.21)
                                         =============             ==============           ===============

SHARES USED IN COMPUTING NET
   INCOME (LOSS) PER SHARE:
     BASIC                                   8,148,153                  7,129,534                 6,259,080
                                         =============             ==============           ===============
     DILUTED                                 8,862,263                  7,129,534                 6,259,080
                                         =============             ==============           ===============

               ANDREA ELECTRONICS CORPORATION AND SUBSIDIARIES
                         CONSOLIDATED BALANCE SHEETS

                                                                               DECEMBER 31,
                                                         --------------------------------------------------
                                                                   1997                              1996
                                                                   ----                              ----
     ASSETS
     ------
CURRENT ASSETS
Cash and cash equivalents                                      $ 2,059,338                      $   921,065
Marketable securities                                              102,717                          197,697
Accounts receivable, net of allowance
   for doubtful accounts of $52,251                              4,568,433                        2,678,449
Inventories, net                                                 5,766,927                        4,774,175
Deferred income taxes                                              909,569                        1,222,000
Prepaid expenses and other current assets                        1,023,661                          132,691
                                                         -----------------                -----------------

     TOTAL CURRENT ASSETS                                       14,430,645                        9,926,077

PROPERTY, PLANT AND EQUIPMENT, net                               1,022,342                          868,173
DEFERRED INCOME TAXES                                              897,046                             --
OTHER ASSETS                                                     1,439,151                             --
                                                         -----------------                -----------------
     TOTAL ASSETS                                              $17,789,184                      $10,794,250
                                                         =================                =================

     LIABILITIES AND
     ---------------
     STOCKHOLDERS' EQUITY
     --------------------

CURRENT LIABILITIES
Current maturities of capital lease obligations               $       --                        $     4,685
Trade accounts payable                                             966,783                          822,400
Accrued salaries and wages payable                                  57,991                           62,920
Convertible debentures, net                                      1,193,472                             --
Other current liabilities                                          425,740                          199,998
                                                         -----------------                -----------------
     TOTAL CURRENT LIABILITIES                                   2,643,986                        1,090,003
                                                         -----------------                -----------------

CONVERTIBLE DEBENTURES                                                --                          2,157,786

OTHER LIABILITIES                                                   38,500                        1,090,003
                                                         -----------------                -----------------
     TOTAL LIABILITIES                                           2,682,486                        3,286,289
                                                         -----------------                -----------------
SHAREHOLDERS' EQUITY
Common stock, $0.50 par value; authorized: 10,000,000
   shares; issued and outstanding; 8,706,692 and
   7,584,394 shares, respectively                                4,353,346                        3,792,198
Additional paid-in capital                                       9,881,915                        6,258,722
Retained earnings (accumulated deficit)                            871,437                       (2,542,959)
                                                         -----------------                -----------------
     TOTAL SHAREHOLDERS' EQUITY                                $15,106,698                       $7,507,961
                                                         =================                =================
     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                $17,789,184                      $10,794,250
                                                         =================                =================